Exhibit 99.1

Stride Reports Record Full Year Revenue and Profitability

Fiscal 2022 Career Learning Revenue Grows More Than 60%, Exceeding $400 Million

RESTON, Va.--(BUSINESS WIRE)--August 9, 2022--Stride, Inc. (NYSE: LRN), one of the nation’s leading technology-based education companies, today announced its results for the fourth fiscal quarter and full fiscal year ended June 30, 2022.

Fiscal 2022 Highlights Compared to 2021

  Revenue of $1,686.7 million, compared with $1,536.8 million, driven by Career Learning enrollment strength, Adult Learning, and increases in revenue per enrollment.
  Income from operations of $156.6 million, compared with $110.5 million, due to revenue growth and improved gross margins.
  Net income of $107.1 million, compared with $71.5 million.
  Diluted net income per share of $2.52, compared with $1.71.
  Adjusted operating income of $188.2 million, compared with $161.4 million. (1)
  Adjusted EBITDA of $273.1 million, compared with $239.9 million. (1)

Fiscal 2022 Summary Financial Metrics

	Year Ended June 30,		Change 2022/2021
	2022	2021	$	%
	(In thousands, except percentages and per share data)
Revenues	$1,686,666	$1,536,760	$149,906	9.8%

Income from operations	156,628	110,456	46,172	41.8%
Adjusted operating income (1)	188,166	161,431	26,735	16.6%

Net income	107,130	71,451	35,679	49.9%
Net income per share, diluted	2.52	1.71	0.81	47.4%

EBITDA (1)	254,542	200,533	54,009	26.9%
Adjusted EBITDA (1)	273,112	239,866	33,246	13.9%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income, EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Fourth Quarter Fiscal 2022 Highlights Compared to 2021

  Revenue of $455.2 million, compared with $397.5 million.
  Income from operations of $46.1 million, compared with $21.4 million.
  Net income of $28.1 million, compared with $10.5 million.
  Diluted net income per share of $0.66, compared with $0.25.
  Adjusted operating income of $53.5 million, compared with $33.5 million. (1)
  Adjusted EBITDA of $74.7 million, compared with $54.9 million. (1)

Fourth Quarter Fiscal 2022 Summary Financial Metrics

	Three Months Ended June 30,		Change 2022/2021
	2022	2021	$	%
	(In thousands, except percentages and per share data)
Revenues	$455,211	$397,510	$57,701	14.5%

Income from operations	46,096	21,387	24,709	115.5%
Adjusted operating income (1)	53,473	33,466	20,007	59.8%

Net income	28,090	10,495	17,595	167.7%
Net income per share, diluted	0.66	0.25	0.41	164.0%

EBITDA (1)	70,546	46,426	24,120	52.0%
Adjusted EBITDA (1)	74,652	54,938	19,714	35.9%
(1)

To supplement our financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we also present non-GAAP financial measures including adjusted operating income, EBITDA and adjusted EBITDA. Management believes that these additional metrics provide useful information to investors relating to our financial performance. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Revenue and Enrollment Data

Revenue

The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended				Year Ended
	June 30,		Change 2022 / 2021		June 30,		Change 2022 / 2021
	2022	2021	$	%	2022	2021	$	%
	(In thousands, except percentages)

General Education	$338,343	$330,058	$8,285	2.5%	$1,273,783	$1,280,199	$(6,416)	(0.5%)
Career Learning
Middle - High School	91,479	48,245	43,234	89.6%	321,416	200,774	120,642	60.1%
Adult	25,389	19,207	6,182	32.2%	91,467	55,787	35,680	64.0%
Total Career Learning	116,868	67,452	49,416	73.3%	412,883	256,561	156,322	60.9%
Total Revenues	$455,211	$397,510	$57,701	14.5%	$1,686,666	$1,536,760	$149,906	9.8%

Enrollment Data

The following table sets forth total enrollment data for students in our General Education and Career Learning lines of revenue. Enrollments for General Education and Career Learning include those students in full service public or private programs where Stride provides a combination of curriculum, technology, instructional and support services inclusive of administrative support.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2022 / 2021		June 30,		2022 / 2021
	2022	2021	#	%	2022	2021	#	%
	(In thousands, except percentages)

General Education (1)	136.5	147.2	(10.7)	(7.3%)	143.2	156.7	(13.5)	(8.6%)
Career Learning (1)(2)	41.9	28.2	13.7	48.6%	41.9	29.6	12.3	41.6%
Total Enrollment	178.4	175.4	3.0	1.7%	185.1	186.3	(1.2)	(0.6%)
(1)	This data includes enrollments for which Stride receives no public funding or revenue.
(2)	No enrollments are included in Career Learning for Galvanize, Tech Elevator or MedCerts.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students for the period indicated. If the mix of enrollments changes, our revenues will be impacted to the extent the average revenues per enrollments are significantly different.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2022 / 2021		June 30,		2022 / 2021
	2022	2021	$	%	2022	2021	$	%

General Education	$2,266	$2,035	$231	11.4%	$8,104	$7,389	$715	9.7%
Career Learning	2,177	1,690	487	28.8%	7,640	6,711	929	13.8%

Cash Flow and Capital Allocation

As of June 30, 2022, the Company’s cash and cash equivalents totaled $389.4 million, compared with $386.1 million reported at June 30, 2021.

Capital expenditures for fiscal 2022 were $67.6 million, compared to $52.3 million in fiscal 2021, and were comprised of $9.7 million of property and equipment, $42.2 million of capitalized software development, and $15.7 million of capitalized curriculum development.

Fiscal Year 2023 Outlook

The Company will provide an outlook for fiscal year 2023 when it reports results for the first quarter fiscal year 2023, currently anticipated to be released in October 2022. No separate guidance communication, or enrollment counts, for fiscal 2023 will be provided before that time.

Conference Call

The Company will discuss its fourth quarter and full fiscal year 2022 financial results during a conference call scheduled for Tuesday, August 9, 2022 at 5:00 p.m. eastern time (ET).

A live webcast of the call will be available at https://events.q4inc.com/attendee/647846054. To participate in the live call, investors and analysts should dial (888) 210-2831 (domestic) or 1 (289) 514-2968 (international) at 4:45 p.m. ET. The conference ID number is 4812941. Please access the website at least 15 minutes prior to the start of the call.

A replay of the call will be available starting on August 9, 2022 at 8:00 p.m. ET through September 9, 2022 at 8:00 p.m. ET by dialing (800) 770- 2030 (domestic) or 1 (647) 362 9199 (international) and entering the conference ID 4812941. A webcast replay will be available at https://events.q4inc.com/attendee/647846054 for 30 days.

About Stride Inc.

At Stride, Inc. (NYSE: LRN) we are reimagining learning – where learning is lifelong, deeply personal, and prepares learners for tomorrow. The company has transformed the teaching and learning experience for millions of people by providing innovative, high-quality, tech-enabled education solutions, curriculum, and programs directly to students, schools, the military, and enterprises in primary, secondary, and post-secondary settings. Stride is a premier provider of K-12 education for students, schools, and districts, including career learning services through middle and high school curriculum. For adult learners, Stride delivers professional skills training in healthcare and technology, as well as staffing and talent development for Fortune 500 companies. Stride has delivered millions of courses over the past decade and serves learners in all 50 states and more than 100 countries. The company is a proud sponsor of the Future of School, a nonprofit organization dedicated to closing the gap between the pace of technology and the pace of change in education. More information can be found at stridelearning.com, K12.com, galvanize.com, techelevator.com, and medcerts.com.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve a sufficient level of new enrollments to sustain our business model; limitations of the enrollment data we present, which may not fully capture trends in the performance of our business; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; failure of the schools we serve or us to comply with federal, state and local regulations, resulting in a loss of funding, an obligation to repay funds previously received, or contractual remedies; governmental investigations that could result in fines, penalties, settlements, or injunctive relief; declines or variations in academic performance outcomes of the students and schools we serve as curriculum standards, testing programs and state accountability metrics evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and/or in any school in which we operate; legal and regulatory challenges from opponents of virtual public education or for-profit education companies; changes in national and local economic and business conditions and other factors, such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (“COVID-19”); discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts, or a reduction in the scope of services, with schools; failure to develop the Career Learning business; entry of new competitors with superior technologies and lower prices; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; disruptions to our Internet-based learning and delivery systems, including, but not limited to, our data storage systems, resulting from cybersecurity attacks; misuse or unauthorized disclosure of student and personal data; and failure to mitigate or prevent a cybersecurity incident that affects our systems; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this presentation is as of today’s date, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Financial Statements

The financial statements set forth below are not the complete set of Stride Inc.’s financial statements for the three months and full fiscal year ended June 30, 2022 and are presented below without footnotes. Readers are encouraged to obtain and carefully review Stride Inc.’s Annual Report on Form 10-K for the year ended June 30, 2022, including all financial statements contained therein and the footnotes thereto, filed with the SEC, which may be retrieved from the SEC’s website at www.sec.gov or from Stride Inc.’s website at www.stridelearning.com.

STRIDE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(In thousands except share and per share data)
Revenues	$455,211	$397,510	$1,686,666	$1,536,760
Instructional costs and services	287,534	260,909	1,090,191	1,001,860
Gross margin	167,677	136,601	596,475	534,900
Selling, general, and administrative expenses	121,581	115,214	439,847	424,444
Income from operations	46,096	21,387	156,628	110,456
Interest income (expense), net	(2,036)	(5,477)	(8,277)	(17,979)
Other income (expense), net	(5,568)	553	(1,277)	2,829
Income before income taxes and income (loss) from equity method investments	38,492	16,463	147,074	95,306
Income tax expense	(10,337)	(5,998)	(40,088)	(24,539)
Income (loss) from equity method investments	(65)	30	144	684
Net income attributable to common stockholders	$28,090	$10,495	$107,130	$71,451
Net income attributable to common stockholders per share:
Basic	$0.67	$0.26	$2.58	$1.78
Diluted	$0.66	$0.25	$2.52	$1.71
Weighted average shares used in computing per share amounts:
Basic	41,896,039	40,413,235	41,451,101	40,211,016
Diluted	42,574,712	42,251,633	42,441,524	41,868,580

STRIDE, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2022	2021
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$389,398	$386,080
Accounts receivable, net of allowance of $26,993 and $21,384	418,558	369,303
Inventories, net	36,003	39,690
Prepaid expenses	25,974	19,453
Other current assets	80,601	43,004
Total current assets	950,534	857,530
Operating lease right-of-use assets, net	85,457	94,671
Property and equipment, net	61,537	72,069
Capitalized software, net	71,800	57,308
Capitalized curriculum development costs, net	50,580	50,376
Intangible assets, net	88,669	99,480
Goodwill	241,022	240,353
Deposits and other assets	93,946	105,510
Total assets	$1,643,545	$1,577,297
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$61,997	$62,144
Accrued liabilities	63,200	77,642
Accrued compensation and benefits	73,027	80,363
Deferred revenue	53,630	38,110
Current portion of finance lease liability	37,389	27,336
Current portion of operating lease liability	12,830	20,649
Total current liabilities	302,073	306,244
Long-term finance lease liability	28,888	41,568
Long-term operating lease liability	75,127	77,458
Long-term debt	411,438	299,271
Deferred tax liability	3,205	31,853
Other long-term liabilities	10,233	16,255
Total liabilities	830,964	772,649
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001; 10,000,000 shares authorized; zero shares issued or outstanding	—	—
Common stock, par value $0.0001; 100,000,000 shares authorized; 48,112,664 and 46,911,527 shares issued; and 42,777,921 and 41,576,784 shares outstanding, respectively	4	4
Additional paid-in capital	687,454	795,449
Accumulated other comprehensive income (loss)	143	(474)
Retained earnings	227,462	112,151
Treasury stock of 5,334,743 shares at cost	(102,482)	(102,482)
Total stockholders’ equity	812,581	804,648
Total liabilities and stockholders' equity	$1,643,545	$1,577,297

STRIDE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	June 30,
	2022	2021
	(In thousands)
Cash flows from operating activities
Net income	$107,130	$71,451
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	97,914	90,077
Stock-based compensation expense	18,570	39,333
Deferred income taxes	1,190	2,549
Provision for doubtful accounts	15,673	6,561
Amortization of discount and fees on debt	1,573	12,620
Noncash operating lease expense	19,810	19,567
Other	9,949	9,766
Changes in assets and liabilities:
Accounts receivable	(57,501)	(143,073)
Inventories, prepaid expenses, deposits and other current and long-term assets	4,798	(39,164)
Accounts payable	11	18,930
Accrued liabilities	7,598	15,899
Accrued compensation and benefits	(7,465)	32,437
Operating lease liability	(20,742)	(21,025)
Deferred revenue and other liabilities	8,376	18,222
Net cash provided by operating activities	206,884	134,150
Cash flows from investing activities
Purchase of property and equipment	(9,748)	(3,567)
Capitalized software development costs	(42,191)	(31,264)
Capitalized curriculum development costs	(15,687)	(17,432)
Sale of long-lived assets	—	223
Sale of other investments	5,261	—
Acquisition of MedCerts, LLC, net of cash acquired	—	(55,031)
Acquisition of Tech Elevator, Inc., net of cash acquired	—	(16,107)
Other acquisitions, loans and investments, net of distributions	(3,899)	(1,723)
Proceeds from the maturity of marketable securities	40,163	—
Purchases of marketable securities	(84,657)	(40,542)
Net cash used in investing activities	(110,758)	(165,443)
Cash flows from financing activities
Repayments on finance lease obligations	(33,011)	(24,315)
Repayments on credit facility	—	(100,000)
Issuance of convertible senior notes, net of issuance costs	—	408,610
Purchases of capped calls in connection with convertible senior notes	—	(60,354)
Payments of deferred purchase consideration	(22,858)	—
Proceeds from exercise of stock options	414	748
Withholding of stock options for tax withholding	—	(10,885)
Repurchase of restricted stock for income tax withholding	(37,855)	(9,228)
Net cash provided by (used in) financing activities	(93,310)	204,576
Net change in cash, cash equivalents and restricted cash	2,816	173,283
Cash, cash equivalents and restricted cash, beginning of period	386,582	213,299
Cash, cash equivalents and restricted cash, end of period	$389,398	$386,582

Reconciliation of cash, cash equivalents and restricted cash to balance sheet as of June 30th:
Cash and cash equivalents	$389,398	$386,080
Other current assets (restricted cash)	—	502
Deposits and other assets (restricted cash)	—	—
Total cash, cash equivalents and restricted cash	$389,398	$386,582

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with GAAP, we have presented adjusted operating income, EBITDA, and adjusted EBITDA, which are not presented in accordance with GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation and the amortization of intangible assets.
  EBITDA is defined as income (loss) from operations as adjusted for depreciation and amortization.
  Adjusted EBITDA is defined as income (loss) from operations as adjusted for stock-based compensation and depreciation and amortization.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

Management believes that the presentation of these non-GAAP financial measures provides useful information to investors relating to our financial performance. Adjusted operating income (loss) and Adjusted EBITDA remove stock-based compensation, which is a non-cash charge that varies based on market volatility and the terms and conditions of the awards. EBITDA and Adjusted EBITDA remove depreciation and amortization, which can vary depending upon accounting methods and the book value of assets. EBITDA and Adjusted EBITDA provide a measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

Our management uses these non-GAAP financial measures:

  as additional measures of operating performance because they assist us in comparing our performance on a consistent basis; and
  in presentations to the members of our Board of Directors to enable our Board to review the same measures used by management to compare our current operating results with corresponding prior periods.

Other companies may define these non-GAAP financial measures differently and, as a result, our use of these non-GAAP financial measures may not be directly comparable to similar non-GAAP financial measures used by other companies. Although we use these non-GAAP financial measures to assess the performance of our business, the use of non-GAAP financial measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP financial measure.

These non-GAAP financial measures should be considered in addition to, and not as a substitute for, revenues, income (loss), net income (loss) and net income (loss) per share or other related financial information prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP financial measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended		Year Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(In thousands)
Income from operations	$46,096	$21,387	$156,628	$110,456
Stock-based compensation expense	4,106	8,512	18,570	39,333
Amortization of intangible assets	3,271	3,567	12,968	11,642
Adjusted operating income	53,473	33,466	188,166	161,431
Depreciation and other amortization	21,179	21,472	84,946	78,435
Adjusted EBITDA	$74,652	$54,938	$273,112	$239,866

EBITDA	$70,546	$46,426	$254,542	$200,533

Contacts

Investor Contact
Timothy Casey
Vice President, Investor Relations
Stride, Inc.
tcasey@k12.com